Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of January 14, 2015, is by and between Regado Biosciences, Inc. (“Parent”), Tobira Therapeutics, Inc., a Delaware corporation (“Company”) and the individual set forth on Schedule A hereto (the “Stockholder”).

RECITALS:

WHEREAS, as of the date of this Agreement, the Stockholder is the holder of the number of shares of capital stock of Parent (“Capital Stock”) set forth opposite the Stockholder’s name on Schedule A (all such shares set forth on Schedule A, together with any shares of Capital Stock of Parent that are hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Stockholder prior to the termination of this Agreement being referred to in this Agreement as the “Subject Shares”);

WHEREAS, Parent, Landmark Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Company propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date of this Agreement (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into Company, with Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined in this Agreement will have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Company has required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1. Voting of Subject Shares.

(a) From and after the date of this Agreement, at every meeting of the holders of Parent Capital Stock (the “Voting Stockholders”), however called, and at every adjournment or postponement thereof (or, if applicable, pursuant to a written consent if the Voting Stockholders act by written consent in lieu of a meeting), the Stockholder will, or will cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote (or, in the case of any action by written consent in lieu of a meeting, execute a written consent in respect of) all of the Stockholder’s Subject Shares (a) in favor of (i) the issuance of shares of Parent Common Stock in the Merger and the Financing, and (ii) the Parent Charter Amendment in accordance with Section 5.18 of the Merger Agreement;, (b) against any Acquisition Proposal and (c) against any action, proposal, transaction or agreement that, to the knowledge of Stockholder, would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company/Parent contained in the Merger Agreement, or of such Stockholder contained in this Agreement, or (2) prevent, materially impede or materially delay the Company’s or Parent’s ability to consummate the transactions contemplated by the Merger Agreement, including the Merger.

(b) Notwithstanding Section 1.1(a), in the event of a Change in Recommendation made in compliance with the Merger Agreement, the obligation of Stockholder to vote Subject Shares as to which Stockholder controls the right to vote in the manner set forth in Section 1.1(a) shall be modified such that:

(i) Stockholder shall vote (or cause to be voted), in person or by proxy 95% of the Subject Shares (the “Committed Restricted Shares”) as provided in Section 1.1(a); and

(ii) Stockholder, in his, her or its sole discretion, may vote (or cause to be voted), in person or by proxy all of his, her or its Subject Shares (other than the Committed Restricted Shares) in any manner Stockholder chooses.

1.2. No Inconsistent Arrangements. Except as provided in this Agreement or under the Merger Agreement, the Stockholder will not, directly or indirectly, whether by merger, consolidation or otherwise, (a) create any Encumbrance other than restrictions imposed by applicable Legal Requirements or pursuant to this Agreement on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of the Subject Shares or any interest in the Subject Shares, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares, or (e) take any action that would make any representation or warranty of the Stockholder in this Agreement untrue or incorrect in any material respect, or have the effect of preventing the Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, the Stockholder may make Transfers of Subject Shares by will, operation of law, Transfers for estate planning purposes or to any entity that is an affiliate (within the meaning set forth in Rule 405 under the Securities Act) of Stockholder, but only if, in each case, prior to the effectiveness of such Transfer, the transferee agrees in writing to be bound by the applicable terms of this Agreement and written notice of such Transfer is delivered to Company pursuant to Section 5.1 hereof, in which case the Subject Shares will continue to be bound by this Agreement and provided that each transferee agrees in writing to be bound by the terms and conditions of this Agreement.

1.3. Intentionally Omitted.

1.4. Documentation and Information. The Stockholder will permit and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement.

1.5. Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. To secure the Stockholder’s obligation to vote the Subject Shares in accordance with this Agreement, the Stockholder hereby irrevocably appoints Company as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of the Voting Stockholders, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Stockholder’s Subject Shares in accordance with the provisions of Section 1.1 at any and all meetings of the Voting Stockholders or in connection with any action sought to be taken by written consent of the Voting Stockholders without a meeting and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of the Voting Stockholders or in connection with any action sought to be taken by written consent without a meeting. Company agrees not to exercise the proxy granted in this Agreement for any purpose other than the purposes described in this Agreement. The foregoing proxy will be deemed to be a proxy coupled with an interest, is irrevocable (and as such will survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of the Merger Agreement and will not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 5.2. The Stockholder authorizes such attorney and proxy to substitute any other Person to act under this Agreement, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Company. The Stockholder hereby affirms that the proxy set forth in this Section 1.5 is given in connection with and granted in consideration of and as an inducement to Parent and Company to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.5 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 5.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder, the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.5 with respect to such Subject Shares. Notwithstanding the foregoing provisions of this Section 1.5, in the event of a Change of Recommendation, all references in this Section 1.5 to the Stockholder’s “Subject Shares” shall be deemed to be references to the Stockholder’s “Committed Restricted Shares.”

1.6. Legends. Parent agrees that each certificate representing the Subject Shares issued after the date of this Agreement to the Stockholder or any assignee or transferee of the Stockholder will bear the following legend:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SUPPORT AGREEMENT AND PROXY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST WILL BE DEEMED TO AGREE TO AND WILL BECOME BOUND BY ALL THE PROVISIONS OF SAID SUPPORT AGREEMENT AND PROXY.”

1.7. No Solicitation of Transactions. The Stockholder will not and will not authorize or permit any of its Representatives, directly or indirectly, to (a) solicit, initiate, knowingly encourage,

induce or facilitate the making, submission or announcement of, any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (b) participate in any discussions or negotiations regarding, or furnish to any person, any information with respect to, or otherwise cooperate in any way with respect to, or assist or participate in, facilitate or knowingly facilitate or encourage, any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (c) resolve or agree to do any of the foregoing.

1.8. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Company any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to Stockholder, and Company will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Merger Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Company and Parent that:

2.1. Authorization; Binding Agreement. The Stockholder has full legal capacity, right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. No approvals or consents of or notifications to any other Person are necessary in connection with the execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated by this Agreement.

2.2. Ownership of Subject Shares; Total Shares. The Stockholder is the record or Beneficial Owner (as defined below) of the Stockholder’s Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrance (including any restriction on the right to vote or otherwise transfer the Subject Shares), except as (a) provided under this Agreement, (b) pursuant to any applicable restrictions on transfer under the Securities Act, and (c) subject to any risk of forfeiture with respect to any shares of Capital Stock granted to the Stockholder under an employee benefit plan of Company. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the shares of Capital Stock of Company owned by the Stockholder as of the date of this Agreement. Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase, acquire or place an Encumbrance on any of the Stockholder’s Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” have a correlative meaning.

2.3. Voting Power. The Stockholder has sole voting power, with respect to the Stockholder’s Subject Shares, and sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder’s Subject Shares. None of the Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided under this Agreement.

2.4. Non-Contravention. The execution and delivery of this Agreement by the Stockholder and the performance of the transactions contemplated by this Agreement by the Stockholder does not and will not violate, conflict with, or result in a breach of (a) any applicable Legal Requirement or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which the Stockholder is subject; or (b) any Contract to which the Stockholder is a party or is bound or to which the Stockholder’s Subject Shares are subject.

2.5. Reliance. The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder understands and acknowledges that Company and Parent are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.6. Absence of Litigation. With respect to the Stockholder, as of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company represents and warrants to the Stockholder and Parent that:

3.1. Organization; Authorization. Company is a corporation duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the state of Delaware. The consummation of the transactions contemplated by this Agreement in accordance with and subject to the terms of the Merger Agreement are within Company’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Company. Company has full corporate power and authority to execute, deliver and perform this Agreement.

3.2. Binding Agreement. This Agreement has been duly authorized, executed and delivered by Company and constitutes a valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Stockholder and Company that:

4.1. Organization; Authorization. Parent is a corporation duly incorporated or organized, as applicable, validly existing and in good standing under the laws of the state of Delaware. The consummation of the transactions contemplated by this Agreement in accordance with and subject to the terms of the Merger Agreement are within Parent’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent. Parent has full corporate power and authority to execute, deliver and perform this Agreement.

4.2. Binding Agreement. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

ARTICLE V

MISCELLANEOUS

5.1. Notices. All notices, requests and other communications to either party under this Agreement will be in writing (including facsimile transmission) and will be given, (a) if to Company or Parent, in accordance with the provisions of the Merger Agreement and (b) if to the Stockholder, to the Stockholder’s mailing or email address or facsimile number set forth on a signature page hereto, or to such other mailing or email address or facsimile number as the Stockholder may hereafter specify in writing to Company for the purpose by notice to Company.

5.2. Termination. This Agreement will terminate automatically, without any notice or other action by any Person, upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time. Upon termination of this Agreement, neither party will have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.2 will relieve either party from liability for any breach of this Agreement prior to termination hereof, and (y) the provisions of this Article V will survive any termination of this Agreement.

5.3. Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4. Binding Effect; Benefit; Assignment. The provisions of this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities under this Agreement upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

5.5. Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Company, Parent and the Stockholder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery or, if the Delaware Court of Chancery does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction is vested exclusively in the federal courts, the United States District Court for the district of Delaware, and appellate courts therefrom, (collectively, the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above will have the same legal force and effect as if served upon such party personally within the State of Delaware. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6. Counterparts. The parties may execute this Agreement in one or more counterparts, each of which will be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any signature page hereto delivered by facsimile machine or by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, or otherwise) will be binding to the same extent as an original signature page, with regard to any agreement subject to the terms of this Agreement or any amendment thereto and may be used in lieu of the original signatures for all purposes. Each party that delivers such a signature page agrees to later deliver an original counterpart to the other party that requests it.

5.7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

5.8. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such a determination, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5.9. Specific Performance. The parties hereto agree that Company would be irreparably damaged if for any reason any Stockholder fails to perform any of its obligations under this Agreement and that Company may not have an adequate remedy at law for money damages in such event.

Accordingly, Company will be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in any Delaware Court, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

5.10. Headings. The Section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

5.11. No Presumption. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

5.12. Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Law to perform their respective obligations as expressly set forth under this Agreement.

5.13. Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender will be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

5.14. Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a Stockholder of Parent, and not in the Stockholder’s capacity as a director, officer or employee of Parent or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement will in any way restrict a director or officer of Parent in the exercise of his or her fiduciary duties as a director or officer of Parent or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Parent or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

REGADO BIOSCIENCES, INC.

By:
	Name:	Michael Metzger
	Title:	Chief Executive Officer, President and Chief Operating Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

TOBIRA THERAPEUTICS, INC.

By:
	Name:	Laurent Fischer, M.D.
	Title:	Chief Executive Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER:

By:
Its:

By:

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	No. Shares	No. Options